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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): DECEMBER 23, 2005

                           HEALTH FITNESS CORPORATION
             (Exact name of Registrant as Specified in its Charter)


                                    MINNESOTA
                 (State or Other Jurisdiction of Incorporation)


         0-25064                                              41-1580506
(Commission File Number)                                    (IRS Employer
                                                         Identification No.)


                      3600 AMERICAN BOULEVARD W., SUITE 560
                          MINNEAPOLIS, MINNESOTA 55431
              (Address of Principal Executive Offices and Zip Code)


                                 (952) 831-6830
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On December 23, 2005, Health Fitness Corporation (the "Company") entered into a Stock Purchase Agreement with HealthCalc.Net, Inc., a Texas corporation ("HealthCalc"), and all of the stockholders of HealthCalc (the "Agreement"), and other ancillary agreements. See Item 2.01 for a description of the Agreement and certain of the ancillary agreements, which are attached as Exhibits 10.1 - 10.3 to this Current Report on Form 8-K. A more complete description of HealthCalc's business can be found in the Company's press release dated December 27, 2005, attached hereto as Exhibit 99.1.

ITEM 2.01  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

         On December 23, 2005, the Company entered into a Stock Purchase Agreement with HealthCalc and the stockholders of HealthCalc (i.e., the Agreement), and completed the transactions contemplated by the Agreement on that date. Through the Agreement, the Company acquired all of the issued and outstanding shares of common stock of HealthCalc by paying $4 million in cash and issuing an aggregate of 847,281 shares (the "Issued Shares") of the Company common stock to HealthCalc stockholders. The Company also entered into, among other agreements: (i) an Escrow Agreement with HealthCalc's shareholders pursuant to which 677,826 of the Issued Shares will be held to satisfy any claims for indemnification by the Company during the 18-month period from and after December 23, 2005; and (ii) a Shareholders' Agreement with the founders of HealthCalc providing the Company certain right of first refusal rights with respect to the Issued Shares and common stock issuable to such persons as a result of the acquisition of HealthCalc.

         The Company may be obligated to pay or issue, as the case may be, an additional amount of up to $2 million in cash, common stock, or a combination thereof, to HealthCalc's Stockholders under an earn-out formula based upon HealthCalc achieving certain revenue objectives for calendar year 2006.

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES.

         Reference is made to Items 1.01 and 2.01 for information concerning the issuance by the Company on December 23, 2005 of 847,281 shares of its common stock to the stockholders of HealthCalc pursuant to the Agreement, and the potential issuance of additional shares of common stock to HealthCalc stockholders pursuant to the 18-month revenue earn-out, which issuance and future issuance were not registered under the Securities Act of 1933, as amended (the "Act"). Such shares were offered and issued (or are issuable) only to the ten stockholders of HealthCalc, and exemption from registration therefor was claimed under Section 4(2) of the Act.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Financial statements:

                  The Company will file by amendment the required financial statements for the periods specified in Rule 3-05 of Regulation S-X as soon as practicable, but not later than seventy-one days after the date on which this Form 8-K must be filed.


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         (b)      Pro forma financial information:

                  The Company will file by amendment the required pro forma financial information required by Article 11 of Regulation S-X as soon as practicable, but not later than seventy-one days after the date on which this Form 8-K must be filed.

         (c)      Shell company transactions.

                  None.

         (c)      Exhibits:

                  10.1   Stock Purchase Agreement, dated December 23, 2005.
                  10.2   Escrow Agreement, dated December 23, 2005.
                  10.3   Shareholders' Agreement, dated December 23, 2005.
                  99.1   Press Release, dated December 27, 2005.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             HEALTH FITNESS CORPORATION


                                             By /s/ Wesley W. Winnekins
                                                --------------------------------
Date:  December 29, 2005                        Name: Wesley W. Winnekins
                                                Title: Chief Financial Officer






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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                  EXHIBIT INDEX
                                       TO
                                    FORM 8-K

                           HEALTH FITNESS CORPORATION

Date of Report:                                             Commission File No.:
DECEMBER 23, 2005                                                 0-25064


EXHIBIT NO.               ITEM
-----------               ----
10.1                      Stock Purchase Agreement, dated December 23, 2005.
10.2                      Escrow Agreement, dated December 23, 2005.
10.3                      Shareholder Agreement, dated December 23, 2005.
99.1                      Press Release, dated December 27, 2005.